Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2020 Results
DELAWARE, Ohio (December 9, 2020) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2020 results.
Fourth Quarter Highlights Include (all results compared to the fourth quarter 2019 unless otherwise noted):
•Net income of $44.4 million or $0.74 per diluted Class A share decreased compared to net income of $65.0 million or $1.09 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $46.4 million or $0.78 per diluted Class A share decreased compared to net income, excluding the impact of adjustments, of $73.4 million or $1.24 per diluted Class A share. Adjusted EBITDA(2) decreased by $32.3 million to $154.5 million.
•Net cash provided by operating activities increased by $5.0 million to $200.4 million. Adjusted free cash flow(3) increased by $23.7 million to $173.9 million.
•Awarded a Gold Rating in sustainability performance for the third consecutive year by EcoVadis.
Fiscal Year Highlights Include (all results compared to the fiscal year 2019 unless otherwise noted):
•Net income of $108.8 million or $1.83 per diluted Class A share decreased compared to net income of $171.0 million or $2.89 per diluted Class A share. Net income, excluding the impact of adjustments, of $190.9 million or $3.22 per diluted Class A share decreased compared to net income, excluding the impact of adjustments, of $234.0 million or $3.96 per diluted Class A share. Adjusted EBITDA decreased by $16.3 million to $642.6 million.
•Net cash provided by operating activities increased by $65.2 million to $454.7 million. Adjusted free cash flow increased by $78.4 million to $346.2 million.
•Reduced net debt(4) by $293.5 million since October 31, 2019 and paid $104.3 million in dividends to stockholders.

Pete Watson, Greif's President and Chief Executive Officer, commented:

"I am very proud of the commitment displayed by the Greif team to adapt and manage the challenges presented by the COVID-19 pandemic this past year,” said Pete Watson, Greif’s President and Chief Executive Officer. “Through our focus on customer service excellence and disciplined operational execution, the team delivered solid financial results, strong cash flow and significant debt reduction in a challenging operating environment. I am particularly pleased with our team’s results in reducing working capital, which created a strong source of cash in the fiscal fourth quarter that helped drive our fiscal 2020 adjusted free cash flow well higher than our previously announced forecast.

Looking ahead, while downstream industries are gradually ramping back up, there remains lingering uncertainty in the global economy. We are committed to managing those areas within our control to navigate successfully through these uncertainties. Greif is well positioned to benefit as the economy further recovers."

Exhibit 99.1

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are gain or loss on disposal of properties, plants, equipment and business, net, restructuring charges, acquisition-related costs, non-cash asset impairment charges, incremental COVID-19 costs, net, debt extinguishment charges, non-cash pension settlement income and tax net expense (benefit) resulting from the Tax Cuts and Jobs Act ("Tax Reform Act").
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash asset impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.
(3)    Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition-related Enterprise Resource Planning (ERP) systems.
(4)    Net debt is defined as total debt less cash and cash equivalents.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Customer Service
The Company's consolidated CSI(5) score was 92.9 during the fiscal fourth quarter 2020 and reached a record high of 93.0 on a trailing four quarter basis. Our long term objective is for each business segment to achieve a CSI score of 95.0 or greater.

CSI for the Rigid Industrial Packaging & Services segment was 93.7, which was approximately 4 percent higher compared to the prior year quarter. CSI for the Flexible Products & Services segment was 86.4, which was approximately 9 percent lower compared to the prior year quarter as a result of COVID-19 related delays to product shipments due to staffing constraints. CSI for the Paper Packaging & Services segment was 91.0, which was approximately flat to the prior year quarter.
Additionally, we completed our tenth NPS(6) survey and achieved our best ever score of 67.0. Our latest NPS result was approximately 10% better than our wave nine survey conducted in late 2019 and a 72% improvement from the initial wave one conducted in late 2015. We continue to leverage the increased customer interactions that accompany each survey into enhanced service offerings for our customers and better strategic insight into their business needs.

Liquidity and Balance Sheet
As of October 31, 2020, the Company had $538.1 million of available borrowing capacity(7) within its $800.0 million revolving credit facility. Subsequent to October 31, 2020, the Company entered into a delayed draw term loan with the intent to utilize the proceeds to pay down the Company's Euro 200 million 7.375% senior notes at maturity in July of 2021. Based on the provisions of the applicable loan documents and a series of forward interest rate swaps entered into by the Company, if this term loan was drawn down today, the interest rate would initially be approximately 2.5% per annum. Other than the Euro 200 million senior notes, the Company has no other sizable debt maturities due until 2024.
For the year ended October 31, 2020, the Company's adjusted free cash flow was $346.2 million compared to $267.8 million for the year ended October 31, 2019. The increase in adjusted free cash flow was primarily attributable to $56.1 million of cash provided by operating working capital as a result of management initiatives and tight market conditions, particularly in the Paper Packaging & Services segment.
Segment Results (all results compared to the fourth quarter of 2019 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(8) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2020 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(0.4)%	—	2.7%
Volume	(2.6)%	8.0%	(0.2)%
Selling Prices and Product Mix	(3.4)%	(2.4)%	1.7%
Total Impact of Primary Products	(6.4)%	5.6%	4.2%

Rigid Industrial Packaging & Services
Net sales decreased by $39.9 million to $579.1 million. Net sales excluding foreign currency translation decreased by $38.9 million due primarily to lower volumes and lower average sale prices driven by contractual price adjustment mechanisms related to raw material price decreases.

Gross profit decreased by $0.2 million to $113.8 million. The change in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower priced raw materials.

Operating profit decreased by $0.9 million to $54.1 million. Adjusted EBITDA decreased by $4.2 million to $65.3 million primarily due to the same factors that impacted gross profit and higher segment SG&A expense, partially offset by the segment receiving a smaller portion of allocated corporate costs. The segment's SG&A expense in the prior year quarter included a one-time Brazilian tax recovery of approximately $7.0 million, which was previously disclosed.

Exhibit 99.1

Paper Packaging & Services
Net sales decreased by $32.8 million to $502.3 million primarily due to approximately $58.0 million of prior year net sales attributable to the divested Consumer Packaging Group business, as well as lower published containerboard and boxboard prices, partially offset by higher volumes.

Gross profit decreased by $29.7 million to $98.8 million. The change in gross profit was primarily due to the same factors that impacted net sales and higher old corrugated container input costs, partially offset by lower manufacturing costs.

Operating profit decreased by $25.0 million to $30.7 million. Adjusted EBITDA decreased by $31.3 million to $77.4 million primarily due to the same factors that impacted gross profit and the segment receiving a greater portion of allocated corporate costs, partially offset by a reduction in the segment's SG&A expense that was, in part, attributable to synergy realizations.

Flexible Products & Services
Net sales increased by $2.3 million to $73.2 million. Net sales excluding foreign currency translation increased by $0.4 million due primarily to due to higher average sale prices, partially offset by lower volumes.

Gross profit increased by $2.8 million to $17.0 million. The change in gross profit was primarily due to the same factors that impacted net sales and lower priced raw materials.

Operating profit increased by $1.7 million to $4.8 million. Adjusted EBITDA increased by $3.0 million to $8.8 million primarily due to the same factors that impacted gross profit.

Land Management
Net sales decreased by $0.4 million to $6.7 million.
Operating profit increased by $0.3 million to $2.2 million. Adjusted EBITDA increased by $0.2 million to $3.0 million.
Tax Summary
During the fourth quarter, the Company recorded an income tax rate of 27.9 percent and a tax rate excluding the impact of adjustments of 26.1 percent. As previously disclosed, the application of FIN 18 often causes fluctuations in our quarterly effective tax rates. For the full year, the Company recorded an income tax rate of 34.0 percent and a tax rate excluding the impact of adjustments of 27.0 percent.
Dividend Summary
On December 8, 2020, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.65 per share of Class B Common Stock. Dividends are payable on January 1, 2021, to stockholders of record at the close of business on December 18, 2020.
Company Outlook
The Company is introducing a quarterly outlook given the continued market unpredictability caused by the COVID-19 pandemic. The Company will revert to annual guidance once the duration and economic impact of the pandemic is better understood.

(in millions, except per share amounts)	Q1 Fiscal 2021 Outlook
Class A earnings per share before adjustments (9)	$0.48 - $0.58

(5)    Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
(6)    Net Promoter Score (NPS) is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.
(7)    Available borrowing capacity is determined by the lesser of the available capacity on the Company's secured revolving credit facility or the amount which could be borrowed without causing the Company's leverage ratio to exceed 4.5.

Exhibit 99.1

(8)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers, boxboard and tube and core products; and 1&2 loop and 4 loop flexible intermediate bulk containers.
(9)    Q1 2021 Class A earnings per share guidance on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement charges; or acquisition-related costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the Q1 fiscal year 2021 Class A earnings per share before adjustments, a non-GAAP financial measure which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition-related costs, restructuring, and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Exhibit 99.1

Conference Call
The Company will host a conference call to discuss the fourth quarter of 2020 results on December 10, 2020, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: http://www.directeventreg.com/registration/event/8795459. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the COVID-19 pandemic could have a material adverse effect on our business, financial condition, results of operations and cash flows, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) the frequency and volume of our timber and timberland sales will impact our financial performance, (x) we may not successfully implement our business strategies, including achieving our growth objectives, (xi) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xii) the acquisition of Caraustar Industries, Inc. and its subsidiaries subjects us to various risks and uncertainties, (xiii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvii) our business may be adversely impacted by work stoppages and other labor relations matters, (xviii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xix) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xx) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xxi) changes in U.S. generally accepted accounting principles (GAAP) and SEC rules and regulations concerning the maintenance of effective internal controls could materially impact our reported financial results, (xxii) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxiii) full realization of our deferred tax assets may be affected by a number of factors, (xxiv) our level of indebtedness could adversely affect our liquidity, limit our flexibility in responding to business opportunities, and increase our vulnerability to adverse changes in economic and industry conditions, (xxv) we have a

Exhibit 99.1

significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxvi) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxvii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxviii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxix) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxx) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions, except per share amounts)	2020	2019	2020	2019
Net sales	$1,161.3	$1,232.1	$4,515.0	$4,595.0
Cost of products sold	929.6	973.1	3,600.3	3,635.1
Gross profit	231.7	259.0	914.7	959.9
Selling, general and administrative expenses	139.1	130.4	516.0	507.4
Restructuring charges	11.9	5.8	38.7	26.1
Acquisition-related costs	3.5	7.5	17.0	29.7
Non-cash asset impairment charges	1.6	5.7	18.5	7.8
(Gain) loss on disposal of properties, plants and equipment, net	(17.1)	(6.8)	(19.2)	(13.9)
(Gain) loss on disposal of businesses, net	0.9	0.7	38.8	3.7
Operating profit	91.8	115.7	304.9	399.1
Interest expense, net	26.0	32.4	115.8	112.5
Non-cash pension settlement charges	0.4	—	0.3	—
Debt extinguishment charges	—	—	—	22.0
Other (income) expense, net	(0.8)	1.6	2.7	2.6
Income before income tax expense and equity earnings of unconsolidated affiliates, net	66.2	81.7	186.1	262.0
Income tax expense	18.5	12.4	63.3	70.7
Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.5)	(1.5)	(2.9)
Net income	48.0	69.8	124.3	194.2
Net income attributable to noncontrolling interests	(3.6)	(4.8)	(15.5)	(23.2)
Net income attributable to Greif, Inc.	$44.4	$65.0	$108.8	$171.0
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.74	$1.09	$1.83	$2.89
Class B common stock	$1.12	$1.65	$2.74	$4.33
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.74	$1.09	$1.83	$2.89
Class B common stock	$1.12	$1.65	$2.74	$4.33
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.4	26.3	26.4	26.2
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.5	26.4	26.4	26.2
Class B common stock	22.0	22.0	22.0	22.0

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2020	October 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$105.9	$77.3
Trade accounts receivable	636.6	664.2
Inventories	293.6	358.2
Assets held by special purpose entities	50.9	—
Other current assets	215.8	149.3
	1,302.8	1,249.0
LONG-TERM ASSETS
Goodwill	1,518.4	1,517.8
Intangible assets	715.3	776.5
Assets held by special purpose entities	—	50.9
Operating lease assets	307.5	—
Other long-term assets	140.0	142.2
	2,681.2	2,487.4
PROPERTIES, PLANTS AND EQUIPMENT	1,526.9	1,690.3
	$5,510.9	$5,426.7
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$450.7	$435.2
Short-term borrowings	28.4	9.2
Current portion of long-term debt	123.1	83.7
Current portion of operating lease liabilities	52.3	—
Current portion of liabilities held by special purpose entities	43.3	—
Other current liabilities	302.3	297.3
	1,000.1	825.4
LONG-TERM LIABILITIES
Long-term debt	2,335.5	2,659.0
Liabilities held by special purpose entities	—	43.3
Operating lease liabilities	257.7	—
Other long-term liabilities	696.9	686.6
	3,290.1	3,388.9
REDEEMABLE NONCONTROLLING INTERESTS	20.0	21.3
EQUITY
Total Greif, Inc. equity	1,152.2	1,133.1
Noncontrolling interests	48.5	58.0
	1,200.7	1,191.1
	$5,510.9	$5,426.7

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48.0	$69.8	$124.3	$194.2
Depreciation, depletion and amortization	60.1	59.3	242.5	206.1
Asset impairments	1.6	5.7	18.5	7.8
Non-cash lease expense	14.4	—	57.4	—
Deferred income tax expense	22.0	14.8	16.7	2.1
Other non-cash adjustments to net income	(21.0)	(10.1)	12.7	10.2
Operating working capital changes	43.3	71.6	56.1	19.1
Deferred purchase price on sold receivables	—	—	—	(6.9)
Operating leases	(12.5)	—	(54.9)	—
Increase (decrease) in cash from changes in other assets and liabilities	44.5	(15.7)	(18.6)	(43.1)
Net cash provided by operating activities	200.4	195.4	454.7	389.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	—	—	—	(1,857.9)
Purchases of properties, plants and equipment	(32.6)	(53.0)	(131.4)	(156.8)
Purchases of and investments in timber properties	(1.4)	(1.3)	(5.4)	(5.4)
Purchases of equity method investments	—	—	(3.6)	—
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	23.6	12.5	114.3	30.2
Proceeds on insurance recoveries	—	0.4	0.9	0.6
Net cash used in investing activities	(10.4)	(41.4)	(25.2)	(1,989.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(152.3)	(125.8)	(287.6)	1,751.1
Dividends paid to Greif, Inc. shareholders	(26.1)	(26.1)	(104.3)	(104.0)
Payments for extinguishment and issuance of debt	—	—	—	(44.1)
Other	(1.3)	—	(13.4)	(19.5)
Net cash provided by (used for) financing activities	(179.7)	(151.9)	(405.3)	1,583.5
Effects of exchange rates on cash	(2.9)	(0.6)	4.4	(0.6)
Net increase (decrease) in cash and cash equivalents	7.4	1.5	28.6	(16.9)
Cash and cash equivalents, beginning of period	98.5	75.8	77.3	94.2
Cash and cash equivalents, end of period	$105.9	$77.3	$105.9	$77.3

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2020	2019	2020	2019
Net sales:
Rigid Industrial Packaging & Services	$579.1	$619.0	$2,298.9	$2,490.6
Paper Packaging & Services	502.3	535.1	1,916.9	1,780.0
Flexible Products & Services	73.2	70.9	272.9	297.5
Land Management	6.7	7.1	26.3	26.9
Total net sales	$1,161.3	$1,232.1	$4,515.0	$4,595.0
Gross profit:
Rigid Industrial Packaging & Services	$113.8	$114.0	$465.3	$460.1
Paper Packaging & Services	98.8	128.5	382.7	425.4
Flexible Products & Services	17.0	14.2	57.5	64.2
Land Management	2.1	2.3	9.2	10.2
Total gross profit	$231.7	$259.0	$914.7	$959.9
Operating profit:
Rigid Industrial Packaging & Services	$54.1	$55.0	$209.9	$179.6
Paper Packaging & Services	30.7	55.7	71.0	184.3
Flexible Products & Services	4.8	3.1	15.5	25.3
Land Management	2.2	1.9	8.5	9.9
Total operating profit	$91.8	$115.7	$304.9	$399.1
EBITDA(10):
Rigid Industrial Packaging & Services	$73.6	$71.6	$284.6	$251.6
Paper Packaging & Services	68.5	94.4	225.9	307.0
Flexible Products & Services	6.9	4.9	22.4	32.7
Land Management	3.6	3.0	13.0	14.2
Total EBITDA	$152.6	$173.9	$545.9	$605.5
Adjusted EBITDA(11):
Rigid Industrial Packaging & Services	$65.3	$69.5	$297.5	$269.9
Paper Packaging & Services	77.4	108.7	306.4	348.3
Flexible Products & Services	8.8	5.8	26.8	28.6
Land Management	3.0	2.8	11.9	12.1
Total Adjusted EBITDA	$154.5	$186.8	$642.6	$658.9
(10) EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(11) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2020	2019	2020	2019
Net income	$48.0	$69.8	$124.3	$194.2
Plus: Interest expense, net	26.0	32.4	115.8	112.5
Plus: Debt extinguishment charges	—	—	—	22.0
Plus: Income tax expense	18.5	12.4	63.3	70.7
Plus: Depreciation, depletion and amortization expense	60.1	59.3	242.5	206.1
EBITDA	$152.6	$173.9	$545.9	$605.5
Net income	$48.0	$69.8	$124.3	$194.2
Plus: Interest expense, net	26.0	32.4	115.8	112.5
Plus: Debt extinguishment charges	—	—	—	22.0
Plus: Income tax expense	18.5	12.4	63.3	70.7
Plus: Non-cash pension settlement charges	0.4	—	0.3	—
Plus: Other (income) expense, net	(0.8)	1.6	2.7	2.6
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.5)	(1.5)	(2.9)
Operating profit	91.8	115.7	304.9	399.1
Less: Other (income) expense, net	(0.8)	1.6	2.7	2.6
Less: Non-cash pension settlement charges	0.4	—	0.3	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.5)	(1.5)	(2.9)
Plus: Depreciation, depletion and amortization expense	60.1	59.3	242.5	206.1
EBITDA	$152.6	$173.9	$545.9	$605.5
Plus: Restructuring charges	$11.9	$5.8	$38.7	$26.1
Plus: Acquisition-related costs	3.5	7.5	17.0	29.7
Plus: Non-cash asset impairment charges	1.6	5.7	18.5	7.8
Plus: Non-cash pension settlement charges	0.4	—	0.3	—
Plus: Incremental COVID-19 costs, net(12)	0.7	—	2.6	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(16.2)	(6.1)	19.6	(10.2)
Adjusted EBITDA	$154.5	$186.8	$642.6	$658.9
(12) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(13)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2020	2019	2020	2019
Rigid Industrial Packaging & Services
Operating profit	$54.1	$55.0	$209.9	$179.6
Less: Other expense, net	0.2	3.2	5.3	7.2
Less: Non-cash pension settlement charges	0.4	—	0.4	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.5)	(1.5)	(2.9)
Plus: Depreciation and amortization expense	19.8	19.3	78.9	76.3
EBITDA	$73.6	$71.6	$284.6	$251.6
Plus: Restructuring charges	6.6	3.8	26.0	18.8
Plus: Acquisition-related costs	—	0.2	—	0.6
Plus: Non-cash asset impairment charges	1.5	0.6	5.1	2.7
Plus: Non-cash pension settlement charges	0.4	—	0.4	—
Plus: Incremental COVID-19 costs, net	(0.2)	—	0.1	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(16.6)	(6.7)	(18.7)	(3.8)
Adjusted EBITDA	$65.3	$69.5	$297.5	$269.9
Paper Packaging & Services
Operating profit	$30.7	$55.7	$71.0	$184.3
Less: Other income, net	(0.1)	(1.3)	(1.3)	(3.4)
Less: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Depreciation and amortization expense	37.7	37.4	153.5	119.3
EBITDA	$68.5	$94.4	$225.9	$307.0
Plus: Restructuring charges	3.8	1.0	9.9	6.2
Plus: Acquisition-related costs	3.5	7.3	17.0	29.1
Plus: Non-cash asset impairment charges	0.1	5.1	12.5	5.1
Plus: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Incremental COVID-19 costs, net	0.6	—	1.9	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.9	0.9	39.3	0.9
Adjusted EBITDA	$77.4	$108.7	$306.4	$348.3
Flexible Products & Services
Operating profit	$4.8	$3.1	$15.5	$25.3
Less: Other income, net	(0.9)	(0.3)	(1.3)	(1.2)
Plus: Depreciation and amortization expense	1.2	1.5	5.6	6.2
EBITDA	$6.9	$4.9	$22.4	$32.7
Plus: Restructuring charges	1.5	1.0	2.8	1.0
Plus: Non-cash asset impairment charges	—	—	0.9	—
Plus: Incremental COVID-19 costs, net	0.3	—	0.6	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.1	(0.1)	0.1	(5.1)
Adjusted EBITDA	$8.8	$5.8	$26.8	$28.6
Land Management
Operating profit	$2.2	$1.9	$8.5	$9.9
Plus: Depreciation, depletion and amortization expense	1.4	1.1	4.5	4.3
EBITDA	$3.6	$3.0	$13.0	$14.2
Less: Gain on disposal of properties, plants, equipment, and businesses, net	(0.6)	(0.2)	(1.1)	(2.2)
Adjusted EBITDA	$3.0	$2.8	$11.9	$12.1
Consolidated EBITDA	$152.6	$173.9	$545.9	$605.5
Consolidated Adjusted EBITDA	$154.5	$186.8	$642.6	$658.9

Exhibit 99.1

(13)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(14)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2020	2019	2020	2019
Net cash provided by operating activities	$200.4	$195.4	$454.7	$389.5
Cash paid for purchases of properties, plants and equipment	(32.6)	(53.0)	(131.4)	(156.8)
Free Cash Flow	$167.8	$142.4	$323.3	$232.7
Cash paid for acquisition-related costs	3.5	7.5	17.0	29.7
Cash paid for debt issuance costs	—	—	—	5.1
Cash paid for incremental COVID-19 costs, net	0.7	—	2.6	—
Cash paid for acquisition-related ERP systems	1.9	0.3	3.3	0.3
Adjusted Free Cash Flow	$173.9	$150.2	$346.2	$267.8
(14)Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition-related ERP systems.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended October 31, 2020	$66.2	$18.5	$(0.3)	$3.6	$44.4	$0.74	27.9%
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(16.2)	(5.2)	—	—	(11.0)	(0.19)
Restructuring charges	11.9	2.9	—	0.6	8.4	0.14
Non-cash asset impairment charges	1.6	0.4	—	—	1.2	0.02
Acquisition-related costs	3.5	0.9	—	—	2.6	0.05
Non-cash pension settlement charges	0.4	—	—	—	0.4	0.01
Incremental COVID-19 costs, net	0.7	0.3	—	—	0.4	0.01
Excluding Adjustments	$68.1	$17.8	$(0.3)	$4.2	$46.4	$0.78	26.1%

Three Months Ended October 31, 2019	$81.7	$12.4	$(0.5)	$4.8	$65.0	$1.09	15.2%
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(6.1)	(1.8)	—	—	(4.3)	(0.07)
Restructuring charges	5.8	(0.1)	—	0.7	5.2	0.09
Non-cash asset impairment charges	5.7	1.9	—	0.1	3.7	0.06
Acquisition-related costs	7.5	—	—	—	7.5	0.13
Tax net benefit resulting from the Tax Reform Act	—	3.7	—	—	(3.7)	(0.06)
Excluding Adjustments	$94.6	$16.1	$(0.5)	$5.6	$73.4	$1.24	17.0%

Twelve Months Ended October 31, 2020	$186.1	$63.3	$(1.5)	$15.5	$108.8	$1.83	34.0%
(Gain) loss on disposal of properties, plants, equipment and businesses, net	19.6	(4.7)	—	0.6	23.7	0.40
Restructuring charges	38.7	9.0	—	1.0	28.7	0.48
Non-cash asset impairment charges	18.5	3.9	—	—	14.6	0.25
Acquisition-related costs	17.0	4.1	—	—	12.9	0.22
Non-cash pension settlement charges	0.3	—	—	—	0.3	0.01
Incremental COVID-19 costs, net	2.6	0.7	—	—	1.9	0.03
Excluding Adjustments	$282.8	$76.3	$(1.5)	$17.1	$190.9	$3.22	27.0%

Twelve Months Ended October 31, 2019	$262.0	$70.7	$(2.9)	$23.2	$171.0	$2.89	27.0%
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(10.2)	(2.4)	—	(2.5)	(5.3)	(0.09)
Restructuring charges	26.1	4.4	—	0.8	20.9	0.36
Non-cash asset impairment charges	7.8	1.9	—	0.1	5.8	0.10
Acquisition-related costs	29.7	4.3	—	—	25.4	0.43
Debt extinguishment charges	22.0	5.3			16.7	0.28
Tax net benefit resulting from the Tax Reform Act	—	0.5	—	—	(0.5)	(0.01)
Excluding Adjustments	$337.4	$84.7	$(2.9)	$21.6	$234.0	$3.96	25.1%
The impact of income tax expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three Months Ended October 31,
(in millions)	2020	2019	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$1,161.3	$1,232.1	$(70.8)	(5.7)%
Currency Translation	0.9	N/A
Net Sales Excluding the Impact of Currency Translation	$1,160.4	$1,232.1	$(71.7)	(5.8)%
Rigid Industrial Packaging & Services
Net Sales	$579.1	$619.0	$(39.9)	(6.4)%
Currency Translation	(1.0)	N/A
Net Sales Excluding the Impact of Currency Translation	$580.1	$619.0	$(38.9)	(6.3)%
Paper Packaging & Services
Net Sales	502.3	535.1	$(32.8)	(6.1)%
Currency Translation	—	N/A
Net Sales Excluding the Impact of Currency Translation	$502.3	$535.1	$(32.8)	(6.1)%
Flexible Products & Services
Net Sales	73.2	70.9	$2.3	3.2%
Currency Translation	1.9	N/A
Net Sales Excluding the Impact of Currency Translation	$71.3	$70.9	$0.4	0.6%

	Twelve Months Ended October 31,
(in millions)	2020	2019	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$4,515.0	$4,595.0	$(80.0)	(1.7)%
Currency Translation	(43.0)	N/A
Net Sales Excluding the Impact of Currency Translation	$4,558.0	$4,595.0	$(37.0)	(0.8)%
Rigid Industrial Packaging & Services
Net Sales	$2,298.9	$2,490.6	$(191.7)	(7.7)%
Currency Translation	(39.6)	N/A
Net Sales Excluding the Impact of Currency Translation	$2,338.5	$2,490.6	$(152.1)	(6.1)%
Paper Packaging & Services
Net Sales	1,916.9	1,780.0	$136.9	7.7%
Currency Translation	(0.4)	N/A
Net Sales Excluding the Impact of Currency Translation	$1,917.3	$1,780.0	$137.3	7.7%
Flexible Products & Services
Net Sales	272.9	297.5	$(24.6)	(8.3)%
Currency Translation	(3.0)	N/A
Net Sales Excluding the Impact of Currency Translation	$275.9	$297.5	$(21.6)	(7.3)%

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	October 31, 2020	October 31, 2019
Total Debt	$2,487.0	$2,751.9
Cash and cash equivalents	(105.9)	(77.3)
Net Debt	$2,381.1	$2,674.6